Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement No 333-195109 on Form F-1 of our report dated March 13, 2014, relating to the combined carve-out financial statements of GasLog Partners LP Predecessor, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

 /s/ Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece

April 17, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement No 333-195109 on Form F-1 of our report dated February 3, 2014, relating to the statement of financial position as of January 23, 2014 (date of incorporation) of GasLog Partners LP, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

 /s/ Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece

April 17, 2014